As filed with the Securities and Exchange Commission on May 24, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

POLYCOM, INC.
(Exact name of Registrant as specified in its charter)

Delaware	94-3128324
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1565 Barber Lane
Milpitas, CA 95035
(Address, including zip code of Principal Executive Offices)

1996 Stock Incentive Plan
Employee Stock Purchase Plan
(Full Titles of the Plans)

Michael R. Kourey
Chief Financial Officer
Polycom, Inc.
1565 Barber Lane
Milpitas, CA 95035
(408) 526-9000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Mark A. Bertelsen, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock $.0005 par value:
Newly reserved under the 1996 Stock Incentive Plan (the “Option Plan”)	4,000,000 shares	$21.64 (2)	$86,560,000	$7,963.52
Newly reserved under the Employee Stock Purchase Plan (the “ESPP”)	500,000 shares	$18.40 (3)	$9,200,000	$846.40
Total:	4,500,000 shares		$95,760,000	$8,809.92

(1)          This Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Option Plan or ESPP by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)          Estimated solely for the purpose of computing the registration fee required by Section 6(b) of the Securities Act pursuant to Rules 457(c) and 457(h) under the Securities Act, based upon the average between the high and low prices of the Common Stock as reported on the Nasdaq National Market on May 22, 2002.

(3)          Estimated solely for the purpose of computing the registration fee required by Section 6(b) of the Securities Act pursuant to Rules 457(c) and 457(h) under the Securities Act, based upon 85% of the average between the high and low prices of the Common Stock as reported on the Nasdaq National Market on May 22, 2002.

POLYCOM, INC.

REGISTRATION STATEMENT ON FORM S-8

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

Item 1.        Plan Information.

The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1).  In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.        Registration Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1).  In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

The following documents and information previously filed with the Securities and Exchange Commission (the ”Commission”) by Polycom, Inc. (the “Registrant”) are hereby incorporated herein by reference:

•                                          The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed with the Commission on March 1, 2002 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•                                          The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 filed with the Commission on May 10, 2002 pursuant to Section 13(a) of the Exchange Act;

•                                          The Registrant’s Current Reports on Form 8-K filed with the Commission on January 7, 2002, as subsequently amended January 23, 2002, and January 24, 2002 pursuant to Section 13 of the Exchange Act;

•                                          The Registrant’s Registration Statement on Form 8-A filed with the Commission on July 22, 1998, as subsequently amended on March 2, 2001 and January 29, 2002 pursuant to Section 12 of the Exchange Act, which contains a description of the terms, rights and provisions of Polycom Series A Preferred Share Purchase Rights attached to and currently trading together with shares of Polycom Common Stock, including any amendment or report filed for the purpose of updating such description;

•                                          The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on October 10, 1995, pursuant to Section 12(g) of the Exchange Act, declared effective by the Commission on November 15, 1995, including any amendment or report filed for the purpose of updating such description; and

•                                          The information contained in the Registrant’s Registration Statements on Form S-8 (File Nos. 333–43059, 333-45351, 333-86681, 333-93419, 333-46816, 333-57778, 333-59820, 333-61952, 333–72544, 333-73574 and 333-76312) filed on or about December 23, 1997, January 30, 1998, September 7, 1999, December 22, 1999, September 28, 2000, March 28, 2001, April 30, 2001, May 31, 2001, October 31, 2001, November 16, 2001 and January 4, 2002 respectively.

In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Items 4 - 7.

Items 4 - 7, inclusive, are omitted in reliance upon General Instruction E to Form S-8, and the above incorporation by reference of a previously filed and currently effective S-8 (File No. 333-57778).

Item 8.        Exhibits.

Exhibit Number	Description
4.1

Amended and Restated Certificate of Incorporation of Polycom, Inc. (which is incorporated herein by reference to Exhibit 2 to the Registrant’s Registration Statement on Form 8-A/A filed with the Commission on January 29, 2002).

4.2	Amended and Restated Bylaws of Polycom, Inc. (which is incorporated herein by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 12, 2001).

4.3	1996 Stock Incentive Plan, as amended.

4.4	Employee Stock Purchase Plan, as amended.

5.1	Opinion of counsel as to legality of securities being registered.

23.1	Consent of counsel (contained in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, Independent Accountants.

24.1	Powers of Attorney (see page 5).

Item 9.        Undertakings.

Item 9 is omitted in reliance upon General Instruction E to Form S-8, and the above incorporation by reference of a previously filed and currently effective S-8 (File No. 333-57778).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S–8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 24th day of May 2002.

POLYCOM, INC.

By:	/s/ Michael R. Kourey
Michael R. Kourey
Senior Vice President, Finance and Administration, Chief Financial Officer, Secretary and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert C. Hagerty and Michael R. Kourey, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed on this 24th day of May 2002 by the following persons in the capacities indicated:

Signatures	Title

/s/ Robert C. Hagerty	Chairman of the Board of Directors, Chief Executive Officer and President
Robert C. Hagerty	(Principal Executive Officer)

/s/ Michael R. Kourey	Senior Vice President, Finance and Administration, Chief Financial Officer,
Michael R. Kourey	Secretary and Director
(Principal Financial and Accounting Officer)

/s/ Betsy S. Atkins	Director
Betsy S. Atkins

/s/ John Seely Brown	Director
John Seely Brown

/s/ John A. Kelley	Director
John A. Kelley

/s/ Stanley J. Meresman	Director
Stanley J. Meresman

/s/ William A. Owens	Director
William A. Owens

Index to Exhibits

Exhibit Number	Description
4.1

Amended and Restated Certificate of Incorporation of Polycom, Inc. (which is incorporated herein by reference to Exhibit 2 to the Registrant’s Registration Statement on Form 8-A/A filed with the Commission on January 29, 2002).

4.2	Amended and Restated Bylaws of Polycom, Inc. (which is incorporated herein by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 12, 2001).

4.3	1996 Stock Incentive Plan, as amended.

4.4	Employee Stock Purchase Plan, as amended.

5.1	Opinion of counsel as to legality of securities being registered.

23.1	Consent of counsel (contained in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, Independent Accountants.

24.1	Powers of Attorney (see page 5).